Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statements (Form S-3 No. 333-178639 and 333-172716) of Visteon Corporation,
(2) Registration Statement (Form S-8 No. 333-169695) pertaining to the 2010 Incentive Plan of Visteon Corporation;

of our report dated February 26, 2015, except for the effects of discontinued operations as discussed in Notes 4 and 5 and subsequent events as discussed in Note 26 as to which the date is September 11, 2015, included in this Form 8-K of Visteon Corporation.

/s/ Ernst & Young LLP
Detroit, Michigan

September 11, 2015